UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 29, 2019
CBS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 975-4321
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	CBS.A	New York Stock Exchange
Class B Common Stock, $0.001 par value	CBS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)     The Annual Meeting of Stockholders (the “Annual Meeting”) of CBS Corporation (the “Company”) was held on May 29, 2019.
(b)     The final results of voting on each of the matters submitted to a vote of the Company’s stockholders at the Annual Meeting as certified by the independent inspector of election are set forth below.
1.    The nominees for election to the Board of Directors were elected to hold office, in accordance with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, until the next annual meeting or until his or her successor is duly elected and qualified, based upon the following votes:

Name	For	Against	Abstentions	Broker Non-Votes
Candace K. Beinecke	21,599,610	19,584	10,244	839,255
Barbara M. Byrne	21,599,547	19,292	10,599	839,255
Gary L. Countryman	21,259,494	360,164	9,780	839,255
Brian Goldner	21,584,949	34,413	10,076	839,255
Linda M. Griego	21,271,984	346,892	10,562	839,255
Robert N. Klieger	21,258,807	360,476	10,155	839,255
Martha L. Minow	21,273,257	345,643	10,538	839,255
Shari Redstone	21,265,421	359,197	4,820	839,255
Susan Schuman	21,600,064	19,213	10,161	839,255
Frederick O. Terrell	21,584,921	34,207	10,310	839,255
Strauss Zelnick	21,477,796	143,753	7,889	839,255
2.    The proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2019 was approved based upon the following votes:

For	Against	Abstentions
22,380,330	79,506	8,857

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION
(Registrant)

By:	/s/ Laura Franco
	Name:	Laura Franco
	Title:	Executive Vice President, General Counsel

Date:    June 3, 2019